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                                                                    Exhibit 4.15

                                As of May 1, 1996

 Sealy Corporation
 1228 Euclid Avenue
 Cleveland, Ohio 44115-1886

      Re:   Third Amendment
            ---------------

 Ladies/Gentlemen:

     Please refer to the Restated Secured Credit Agreement dated as of May 27, 1994 (as previously amended, the "Credit Agreement") among Sealy Corporation, as Borrower, various banks and other financial institutions, Banque Paribas, Citicorp USA, Inc., Bank of America Illinois (formerly known as Continental Bank N.A.) and General Electric Capital Corporation, as Managing Agents, and Bank of America Illinois, as Administrative Agent. Terms defined in the Credit Agreement are used herein as so defined.

     The Borrower, the Required Banks and the Agent agree that the Credit Agreement shall be amended, effective as of May 1, 1996 as follows:

     (a) DEFINITION OF ADJUSTED NET WORTH. The definition of "Adjusted Net Worth" set forth in Section 1.01 shall be amended in its entirety to read as follows:

     "Adjusted Net Worth" at any time, means all amounts which, in accordance with GAAP, would be included under stockholders' equity on the consolidated balance sheet of the Borrower and its Subsidiaries at such time PLUS all distributions, payments, purchases and redemptions which have been made and were permitted solely by SECTION 6.02.06(l) since April 1, 1996; PROVIDED that Adjusted Net Worth shall be calculated net of amounts carried on the books of the Borrower and its Subsidiaries for

          (i) any write-up in the book value of any assets of the Borrower and its Subsidiaries resulting from a revaluation thereof subsequent to May 7, 1993,

          (ii) treasury stock, and

          (iii) foreign currency translation adjustments.


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          (b) ADJUSTED NET WORTH COVENANT. Section 6.02.04(d) shall be amended in its entirety to read as follows:

          (d) Adjusted Net Worth at any date (excluding any adjustments for non-cash charges relating to the Performance Share Plan in the current Fiscal Year) to be less than 97% of the amount of Adjusted Net Worth as of the last day of any prior Fiscal Year (beginning with the Fiscal Year ended November 30, 1995).

          (c) PURCHASES OF SENIOR SUBORDINATED NOTES. Section 6.02.06(e) shall be amended by (i) deleting the word "and" at the end of clause (i) thereof and substituting a comma therefor and (ii) inserting the following before the semi-colon at the end thereof:

          "and (iii) purchase, or permit any Subsidiary to purchase, Senior Subordinated Notes from time to time"

          (d) DIVIDENDS. Section 6.02.06 shall be further amended by (i) deleting the text of subsection (g) thereto and substituting therefor the language "[Intentionally Deleted]"; (ii) deleting the word "and" at the end of subsection (j) thereto; (iii) deleting the "." at the end of subsection (k) thereto and substituting "; and" therefor; and (iv) adding the following subsection thereto:

          (1) The Borrower may, to the extent that any of the following, together with all other applicable dividends, distributions, purchases, redemptions or retirements permitted by this SECTION 6.02.06, will not violate Section 4.05 of the Senior Subordinated Note Indenture (without giving effect to any amendment or modification thereto or any termination thereof), declare, pay or make any cash dividend or distribution on any shares of any class of capital stock of the Borrower or on any warrants, options, or other rights with respect to any shares of any class of capital stock of the Borrower.

          (e) NET DISPOSITION PROCEEDS. Section 2.11.01 shall be amended by adding the following proviso after the word "Subsidiary" in the last line thereof:

        ; PROVIDED, FURTHER, that notwithstanding the foregoing, the Borrower shall, as promptly as practicable but not later than 45 days after receipt by the Borrower of any Net Disposition Proceeds from the sale of its Samuel Lawrence division, apply an amount equal to 100% of such Net Disposition Proceeds



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          to reduce the aggregate amount of the outstanding Revolving Loans
          (without any prepayment of Term Loans or reduction of the Total Revolving Credit Commitment Amount).

          (f) TOTAL REVOLVING CREDIT COMMITMENT AMOUNT. Section 2.02(d) shall be amended by inserting "(other than any Net Disposition Proceeds from the sale of the Borrower's Samuel Lawrence division)" after the words "Net Disposition Proceeds" in the third line thereof.

          Except as amended above, all terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

          This Third Amendment may be executed in counterparts. This Third Amendment shall become effective when the Administrative Agent has received counterparts hereof signed by the Borrower and the Required Banks. This Third Amendment shall be governed by the laws of the State of New York.

                                     Very truly yours,

                                     BANK OF AMERICA ILLINOIS,
                                       as Administrative Agent and
                                       Managing Agent

                                     By: /s/ David M. Terrance
                                         --------------------------------------
                                     Title: Vice President
                                           ------------------------------------

                                     BANK OF AMERICA ILLINOIS, as a
                                      Bank

                                     By: /s/ William J. Stafeil
                                         --------------------------------------
                                     Title: Vice President
                                           ------------------------------------

                                     BANQUE PARIBAS, individually
                                       and as Managing Agent

                                     By: /s/ Clark C. King, III /s/ Peter Toal
                                         --------------------------------------
                                     Title: Vice President      General Manager
                                           ------------------------------------

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                                    CITICORP USA, INC.,
                                      individually and as Managing
                                      Agent


                                     By: /s/ Marjorie Futornick
                                         ---------------------------
                                     Title: Vice President
                                           -------------------------

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, individually
                                      and as Managing Agent


                                     By: /s/ William Brasse
                                         ---------------------------
                                     Title: Duly Authorized Signatory
                                           -------------------------


                                    COMPAGNIE FINANCIERE de CIC et
                                    de L'UNION EUROPEENE


                                     By: /s/ Sean Mounier /s/ Brian O'Leary
                                         ----------------------------------
                                     Title: Vice President
                                           -------------------------
                                     Title: Vice President
                                           -------------------------

                                    CAISSE NATIONALE DE CREDIT
                                    AGRICOLE

                                     By: /s/ Dean Balice
                                        -----------------------------------
                                     Title: Senior Vice President
                                               Branch Manager
                                           --------------------------------

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                                        CREDIT LYONNAIS CHICAGO BRANCH


                                        By: /s/ Sandra E. Horwitz
                                           -----------------------------------
                                        Title: First Vice President
                                              --------------------------------
                                               and Branch Manager


                                        CREDIT LYONNAIS CAYMAN ISLAND
                                        BRANCH


                                        By: /s/ Sandra E. Horwitz
                                           -----------------------------------
                                        Title: Authorized Signature
                                              --------------------------------


                                        DRESDNER BANK AG CHICAGO AND
                                        GRAND CAYMAN BRANCHES


                                        By: [Illegible]
                                           -----------------------------------
                                        Title: First Vice President
                                              --------------------------------

                                        By: [Illegible]
                                           -----------------------------------
                                        Title: Assistant Vice President
                                              --------------------------------

                                        FIRST BANK NATIONAL
                                        ASSOCIATION


                                        By: [Illegible]
                                           -----------------------------------
                                        Title: Vice President
                                              --------------------------------


                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

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                                        THE FUJI BANK, LIMITED


                                        By: /s/ Peter L. Chinnici
                                           -----------------------------------
                                        Title: Joint General Manager
                                              --------------------------------


                                        HELLER FINANCIAL, INC.


                                        By: /s/ James D. Young
                                           -----------------------------------
                                        Title: Vice President
                                              --------------------------------


                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LTD., CHICAGO BRANCH


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------


                                        MELLON BANK N.A.


                                        By: /s/ J.M. Anderson
                                           -----------------------------------
                                        Title: Vice President
                                              --------------------------------


                                        NATIONAL CANADA FINANCE CORP.


                                        By: [Illegible]
                                           -----------------------------------
                                        Title: Vice President
                                              --------------------------------

                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

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                                        NATIONSBANK,, N.A.


                                        By: /s/ Michael D. Monte
                                           -----------------------------------
                                        Title: Senior Vice President
                                              --------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: [Illegible]
                                           -----------------------------------
                                        Title: Vice President
                                              --------------------------------

                                        SHAWMUT BANK CONNECTICUT, N.A.


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------


                                        UNITED STATES NATIONAL BANK OF
                                        OREGON


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

  ACCEPTED AND AGREED as of
  the date first written above

  SEALY CORPORATION


By: [Illegible]
   -----------------------------------
Title: Vice President and Treasurer
      --------------------------------


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